Exhibit 10.4
SECURITY AGREEMENT: BUSINESS ASSETS

Dated as of January 20, 2022

1.    GRANT OF SECURITY INTEREST. For valuable consideration, the undersigned WORLD OF JEANS & TOPS, a California corporation ("Debtor"), hereby grants and transfers to WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") a security interest in all of the property of Debtor described as follows:

All rights to payment, accounts, deposit accounts, chattel paper (whether electronic or tangible), instruments, promissory notes, documents, licenses, general intangibles, payment intangibles, software, letter of credit rights and health-care insurance receivables now existing or at any time hereafter arising and whether they arise from the sale, lease or other disposition of inventory or from performance of contracts for service, manufacture, construction, repair or otherwise or from any other source whatsoever, including without limitation all security, guaranties, warranties, indemnity agreements, insurance policies, supporting obligations and other agreements pertaining to the same or the property described therein; and

All inventory, goods held for sale or lease or to be furnished under contracts for service, goods so leased or furnished, and all software embedded therein and component parts thereof, and all raw materials, work in process and materials used or consumed in Debtor's business now or at any time hereafter acquired by Debtor wherever located, whether in the possession of Debtor or any warehouseman, bailee or any other person or in process of delivery and whether located at Debtor's places of business or elsewhere, and all warehouse receipts, bills of lading and other documents evidencing any of the foregoing and all goods covered thereby, including without limitation all security, guaranties, warranties, indemnity agreements, insurance policies, supporting obligations and other agreements pertaining to the same or the property described therein, and all renewals thereof; and

All tools, machinery, furnishings, furniture and other equipment, and all replacements, accessions and additions thereto and embedded software included therein, whether now owned or hereafter acquired by Debtor, wherever located, whether in the possession of Debtor or any other person, including without limitation all security, guaranties, warranties, indemnity agreements, insurance policies, supporting obligations and other agreements pertaining to the same or the property described therein

(collectively called “Collateral”), together with all proceeds thereof, including whatever is acquired when any of the Collateral or proceeds thereof are sold, leased, licensed, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary and whatever is collected on or distributed on account thereof, including without limitation, (i) all rights to payment however evidenced, (ii) all goods returned by or repossessed from Debtor’s customers, (iii) rights arising out of Collateral, (iv) claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to, the Collateral, (v) insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, the Collateral, (vi) returned insurance premiums, and (vii) all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing (hereinafter called "Proceeds"); provided that Collateral shall not include, and no security interest shall attach to, and no representation, warranty or covenant contained herein shall apply to, any Excluded Asset.

2.            OBLIGATIONS SECURED.  The obligations secured hereby are the payment and performance of:  (a) all present and future Indebtedness of Debtor to Bank, specifically including, without limitation, any Reimbursement Obligations (as defined below) and the obligations of the Debtor pursuant to that certain Credit Agreement dated as of the date hereof among Debtor and Bank; provided however that the obligations secured hereby shall not include any Indebtedness of Debtor to Bank (i) to the extent that the terms of the agreement(s) giving rise to such Indebtedness expressly state that such Indebtedness is unsecured or not secured by this Agreement, or otherwise expressly disclaim the security interest created hereby as security for such Indebtedness (excluding, for the avoidance of doubt, Reimbursement Obligations), or (ii) that is secured by any real property; and (b) all obligations of Debtor and rights of Bank under this Agreement.  For the avoidance of doubt, and notwithstanding anything herein or in any other agreement between Debtor and Bank to the contrary, the statement herein that Reimbursement Obligations are specifically included in the Indebtedness secured hereby, shall be sufficient to satisfy a requirement in any Reimbursement Agreement executed by Debtor and delivered to Bank stating that for such letter of credit or acceptance or similar product obligations to be secured, they must be specifically described.

Unless otherwise defined herein, capitalized terms are used as defined in the Credit Agreement. As used in this Agreement:

(A) “Excluded Asset” means:
(1)    any asset together with any rights or interests therein, or any lease, license, franchise, charter, authorization, contract or agreement to which Debtor is a party, together with any rights or interest thereunder, in each case, if and to the extent security interests therein (A) are prohibited by or in violation of any applicable law, (B) requires any governmental (including regulatory) consent, approval, license or authorization that has not been obtained or consent of a third party (other than an affiliate of Debtor) that has not been obtained pursuant to any contract or agreement binding on such asset at the latter of the date hereof and the time of its acquisition and not entered into in contemplation of such acquisition, or (C) are prohibited by or in violation of a term, provision or condition of any lease, license, franchise, charter, authorization, contract or agreement to which Debtor is a party, except, in the case of each of the foregoing clauses (A), (B), and (C), to the extent that such prohibition or restriction would be rendered ineffective under the applicable anti-assignment provisions of the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity; provided, however, that, notwithstanding the foregoing, the Collateral shall include (and the security interest shall attach), at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach to any portion of such asset, lease, license, franchise, charter, authorization, contract or agreement not subject to the prohibitions specified in clauses (A), (B), or (C) above; provided, further, that the Excluded Assets referred to in this clause (1) shall not include any Proceeds or receivables of any such asset, lease, license, franchise, charter, authorization, contract or agreement (except to the extent such Proceeds or receivables constitute Excluded Assets); and
(2)    any cash or cash equivalents (and any accounts used solely to hold such cash or cash equivalents) comprised of (a) funds used or to be used for payroll, employee wages and payroll taxes and other employee benefit payments to or for the benefit of Debtor’s employees, (b) funds used or to be used to pay all Taxes required to be collected, remitted or withheld (including, without limitation, U.S. federal and state withholding Taxes (including the employer’s share thereof) and sales tax) and (c) any other funds which Debtor holds as an escrow or fiduciary or otherwise in trust for the benefit of another Person;
provided that if and when any property shall cease to be an Excluded Asset, a lien on and security interest in such property shall be deemed granted therein and the provisions of this Agreement shall apply to such property, including the Proceeds of any general intangible, instrument, license, property right, permit or any other contract or agreement (except to the extent such Proceeds are Excluded Assets). Notwithstanding anything to the contrary, the Proceeds of, or in respect of, any Excluded Assets shall constitute Collateral (except to the extent such Proceeds are an Excluded Asset).
(B) The word "Indebtedness" is used in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement, and whether Debtor may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.
(C) “Reimbursement Obligations” means, any Indebtedness arising directly or indirectly from any of the following: letters of credit, bankers’ acceptances, open account acceptances, trade acceptances, or similar products, including, for the avoidance of doubt, any such obligations arising under any related Reimbursement Agreement.
(D) “Reimbursement Agreement” means a credit agreement, letter of credit agreement, acceptance agreement, open account processing agreement or similar document or agreement governing the reimbursement terms and obligations related to letters of credit, bankers’ acceptances, open account acceptances, trade acceptances or similar products. .
3.    TERMINATION. This Agreement will terminate upon the performance of all obligations of Debtor to Bank secured hereby, including without limitation, the payment of all Indebtedness of Debtor to Bank secured hereby, and the termination of all commitments of Bank to extend credit to Debtor that would constitute Indebtedness to Bank secured hereby, existing at the time Bank receives written notice from Debtor of the termination of this Agreement.

4.    OBLIGATIONS OF BANK. Bank has no obligation to make any loans hereunder. Any money received by Bank in respect of the Collateral may be deposited, at Bank's option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder. Bank shall not be required to apply such money to the Indebtedness or other obligations secured hereby or to remit such money to Debtor or to any other party until the full payment of all Indebtedness of Debtor to Bank secured hereby, and the termination of all commitments to Bank to extend credit to Debtor.

5.    REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Bank that: (a) Debtor's legal name is exactly as set forth on the first page of this Agreement, and all of Debtor's organizational documents or agreements delivered to Bank are complete and accurate in every respect; (b) Debtor is the owner and has possession or control of the Collateral and Proceeds; (c) Debtor has the exclusive right to grant a security interest in the Collateral and Proceeds; (d) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby, as permitted by the Credit Agreement or as otherwise agreed to by Bank, or as heretofore disclosed by Debtor to Bank, in writing; (e) all statements contained herein and, where applicable, in the Collateral are true and complete in all material respects; (f) no financing statement covering any of the Collateral or Proceeds, and naming any secured party other than Bank, is on file in any public office; except to the extent permitted by the Credit Agreement (g) where Collateral consists of rights to payment, to the knowledge of the Debtor, all persons appearing to be obligated on the Collateral and Proceeds have authority and capacity to contract and are bound as they appear to be, all property subject to chattel paper has been properly registered and filed in compliance with law and to perfect the interest of Debtor in such property, and all such Collateral and Proceeds comply with, where applicable, Federal Reserve Regulation Z and company in all material respects with all other applicable laws concerning form, content and manner of preparation and execution, including where applicable any State consumer credit laws; and (h) where the Collateral consists of equipment, fixtures, or specific goods, Debtor is not in the business of selling goods of the kind included within such Collateral, and Debtor acknowledges that no sale or other disposition of any such Collateral, including without limitation, any such Collateral which Debtor may deem to be surplus, has been consented to or acquiesced in by Bank, except as specifically set forth in writing by Bank.

6.    COVENANTS OF DEBTOR.

(a)    Debtor agrees in general: (i) to pay Indebtedness secured hereby when due; (ii) to indemnify Bank against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (iii) to permit Bank to exercise its powers; (iv) to execute and deliver such documents as Bank deems necessary to create, perfect and continue the security interests contemplated hereby; (v) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Bank prior written notice thereof; (vi) not to change the places where Debtor keeps any Collateral or Debtor's records concerning the Collateral and Proceeds without giving Bank prior written notice of the address to which Debtor is moving same; (vii) not to sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Debtor's assets except in the ordinary course of its business, nor accomplish any of the above by virtue of a division or similar transaction; and (viii) to cooperate with Bank in perfecting all security interests granted herein and in obtaining such agreements from third parties as Bank deems reasonably necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.

(b)    Debtor agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing: (i) that Bank is authorized to file financing statements in the name of Debtor to perfect Bank's security interest in Collateral and Proceeds including indicating the Collateral as “all assets” or “all personal property” of such Grantor or words of similar effect (in each case, “whether now existing or hereafter arising” or words of similar effect); (ii)  where applicable, to operate the Collateral in accordance with all applicable statutes, rules and regulations relating to the use and control thereof, and not to use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith; (iii) not to remove the Collateral from Debtor's premises except in the ordinary course of Debtor's business; (iv) to pay when due all license fees, registration fees and other charges in connection with any Collateral; (v) not to permit any security interest in or lien on the Collateral or Proceeds, including without limitation, liens arising from repairs to or storage of the Collateral, except in favor of Bank or as permitted by the Credit Agreement; (vi) not to sell, hypothecate or dispose of (including, by illustration, merger, conversion or division), nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein, except sales of inventory to buyers in the ordinary course of Debtor’s business; (vii) to permit Bank to inspect the Collateral at any time during normal business hours and with reasonable prior notice; (viii) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Bank to inspect the same and make copies thereof at any reasonable time; (ix) if requested by Bank, to receive and use reasonable diligence to collect Collateral consisting of accounts and other rights to payment and Proceeds, in trust and as the property of Bank, and to immediately endorse as appropriate and deliver such Collateral and Proceeds to Bank daily in the exact form in which they are received together with a collection report in form satisfactory to Bank; (x) not to commingle Collateral or Proceeds, or collections thereunder, with other property; (xi) to give only normal allowances and credits and to advise Bank thereof immediately in writing if they affect any rights to payment or Proceeds in any material respect; (xii) from time to time, when requested by Bank, to prepare and deliver a schedule of all Collateral and Proceeds subject to this Agreement and to assign in writing and deliver to Bank all accounts, contracts, leases and other chattel paper, instruments, documents and other evidences thereof; (xiii) in the event Bank elects to receive payments of rights to payment or Proceeds hereunder, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; and (xiv) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep all Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims.

7.    POWERS OF BANK. Debtor appoints Bank its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank's officers and employees, or any of them: (a) while an Event of Default exists, to perform any obligation of Debtor hereunder in Debtor's name or otherwise; (b) to give notice to account debtors or others of Bank's rights in the Collateral and Proceeds, to enforce or forebear from enforcing the same and, while an Event of Default exists, to make extension and modification agreements with respect thereto; (c) while an Event of Default exists, to release persons liable on Collateral or Proceeds and to give receipts and acquittances and compromise disputes in connection therewith; (d) to release or substitute security securing obligations owing to Debtor; (e) to resort in any order to security securing obligations owing to Debtor; (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Bank's interest in the Collateral and Proceeds; (g) if Debtor has a lockbox agreement with Bank or while an Event of Default exists, to receive, open and read mail addressed to Debtor; (h) if Debtor has lockbox or cash management arrangements with Bank or while an Event of Default exists, to take cash, instruments for the payment of money and other property to which Bank is entitled; (i) to verify facts concerning the Collateral and Proceeds by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (j) if Debtor has a lockbox agreement with Bank or while an Event of Default exists, to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds; (k) while an Event of Default exists, to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Bank, at Bank's sole option, toward repayment of the Indebtedness secured hereby or, where appropriate, replacement of the Collateral; (l) while an Event of Default exists, to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; (m) to enter onto Debtor's premises in inspecting the Collateral at any reasonable time and, unless an Event of Default exists, with reasonable notice; (n) to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which Proceeds may have been deposited, and to apply funds so withdrawn to payment of the Indebtedness secured hereby; (o) to preserve or release the interest evidenced by chattel paper to which Bank is entitled hereunder and to endorse and deliver any evidence of title incidental thereto; and (p) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.

8.    PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Bank shall be obligations of Debtor to Bank, due and payable immediately upon demand, and at Bank’s option and subject to any restrictions under applicable law pertaining to usury, together with interest at a rate determined in accordance with the provisions of this Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

9.    EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement: (a) the occurrence of any Event of Default under the Credit Agreement; (b) any impairment of the rights of Bank in any material portion of the Collateral or Proceeds, or any attachment or like levy on any property of Debtor that is not permitted by the Credit Agreement; and (c) Bank, in good faith, believes any or all of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value.

10.    REMEDIES. Upon the occurrence of any Event of Default, Bank shall have the right to declare immediately due and payable all or any Indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Debtor. Bank shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the Uniform Commercial Code or the Business and Commerce Code of the jurisdiction identified in Section 18 below, or otherwise provided by law, including without limitation, the right (a) to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Bank, and (b) to sell, lease, license or otherwise dispose of any or all Collateral. In addition to any other remedies set forth in this Agreement, Debtor authorizes Bank to engage in “electronic self-help” as defined in and in accordance with applicable law. All rights, powers, privileges and remedies of Bank shall be cumulative. No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales or other dispositions, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions. While an Event of Default exists: (a) Debtor will deliver to Bank from time to time, as requested by Bank, current lists of all Collateral and Proceeds; (b) Debtor will not dispose of any Collateral or Proceeds except on terms approved by Bank; (c) at Bank's request, Debtor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Bank at a reasonably convenient place designated by Bank; (d) Bank may, at any time, liquidate any time deposits pledged to Bank hereunder and apply the Proceeds thereof to payment of the Indebtedness secured hereby, whether or not said time deposits have matured and notwithstanding the fact that such liquidation may give rise to penalties for early withdrawal of funds; and (e) Bank may, without notice to Debtor, enter onto Debtor's premises and take possession of the Collateral. With respect to any sale or other disposition by Bank of any Collateral subject to this Agreement, Debtor hereby expressly grants to Bank the right to sell such Collateral using any or all of Debtor's trademarks, trade names, trade name rights and/or proprietary labels or marks. Debtor further agrees that Bank shall have no obligation to process or prepare any Collateral for sale or other disposition.
11.    DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS. In disposing of Collateral hereunder, Bank may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Bank toward the payment of the Indebtedness secured hereby in such order of application as Bank may from time to time elect. Upon the transfer of all or any part of the Indebtedness secured hereby, Bank may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Bank shall retain all rights, powers, privileges and remedies herein given.

12.    STATUTE OF LIMITATIONS. Until all Indebtedness secured hereby shall have been paid in full and all commitments by Bank to extend credit to Debtor that would constitute Indebtedness secured hereby have been terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Bank hereunder shall, to the extent permitted by law, continue to exist and may be exercised by Bank at any time and from time to time irrespective of the fact that the Indebtedness secured hereby or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Indebtedness secured hereunder.

13.    MISCELLANEOUS. When there is more than one Debtor named herein: (a) the word "Debtor" shall mean all or any one or more of them as the context requires; (b) the obligations of each Debtor hereunder are joint and several; and (c) until all Indebtedness secured hereby shall have been paid in full, no Debtor shall have any right of subrogation or contribution, and each Debtor hereby waives any benefit of or right to participate in any of the Collateral or Proceeds or any other security now or hereafter held by Bank. Debtor hereby waives any right to require Bank to (i) proceed against Debtor or any other person, (ii) marshal assets or proceed against or exhaust any security from Debtor or any other person, (iii) perform any obligation of Debtor with respect to any Collateral or Proceeds, and (iv) make any presentment or demand, or give any notices of any kind, including without limitation, any notice of nonpayment or nonperformance, protest, notice of protest, notice of dishonor, notice of intention to accelerate or notice of acceleration hereunder or in connection with any Collateral or Proceeds. Debtor further waives any right to direct the application of payments or security for any Indebtedness of Debtor or indebtedness of customers of Debtor.

14.    NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Bank at the address specified in any other loan documents entered into between Debtor and Bank and to Debtor at the address of its chief executive office (or principal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

15.    COSTS, EXPENSES AND ATTORNEYS' FEES. Debtor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including, to the extent permitted by applicable law, reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel to the extent permissible), expended or incurred by Bank in connection with (a) the perfection and preservation of the Collateral or Bank's interest therein, and (b) the realization, enforcement and exercise of any right, power, privilege or remedy conferred by this Agreement, whether or not suit is brought or foreclosure is commenced, and where suit is brought, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Debtor or in any way affecting any of the Collateral or Bank's ability to exercise any of its rights or remedies with respect thereto. Subject to any restrictions under applicable law pertaining to usury, if not paid when due, all of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or Bank’s Prime Rate in effect from time to time. Notwithstanding anything in this Agreement to the contrary, reasonable attorneys’ fees shall not exceed the amount permitted by law.

16.    SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Bank and Debtor.

17.    SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

18.    GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of California, but giving effect to federal laws applicable to national banks.

19.    INSURANCE PROVISIONS. Debtor agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing, to insure the Collateral with Bank named as loss payee, in form, substance and amounts, under agreements, against risks and liabilities, and with insurance companies satisfactory to Bank.

20.    ADDITIONAL REPRESENTATIONS AND WARRANTIES.

(a)    Debtor warrants that Debtor is an organization registered under the laws of California.

(b)    Debtor warrants that its chief executive office (or principal residence, if applicable) is located at the following address: 10 & 12 Whatney, Irvine, California 92618-2807.

(c)    Debtor warrants that the Collateral (except goods in transit) is located or domiciled at the following additional addresses: See Exhibit A attached hereto and incorporated herein by this reference.

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IN WITNESS WHEREOF, this Agreement has been duly executed by Debtor, intending to be legally bound hereby, as of the date first written above.

WORLD OF JEANS & TOPS,
a California corporation

By: /s/ Michael L. Henry
    Michael L. Henry
    Chief Financial Officer

[Signature Page to Security Agreement]